EXHIBIT 10.2

AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT

This Amendment No. 1 to Share Purchase Agreement (“Amendment”) is entered into and made effective as of July 7, 2023 by and between Flora Growth Corp., a Canadian corporation (“Flora”) and Lisan Farma Colombia LLC, a Delaware limited liability company (“Lisan”). Flora and Lisan are collectively referred to as the “Parties” and singularly referred to as “Party.”

RECITALS

WHEREAS, Lisan and Flora are parties to that certain Share Purchase Agreement entered into on July 5, 2023 (the “Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement;

WHEREAS; pursuant to the Agreement, the Parties intended to close the Transaction on July 7, 2023 but have mutually agreed it is in their mutual best interests to extend the closing of the Transaction and to amend certain provisions in the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Amendment hereby represent, warrant, consent, and agree as follows:

1. The definition of the “Companies” as set forth in Recital A of the Agreement is hereby amended to exclude Labcofarms Laboratorios S.A.S identified with NIT 900.681.167-7 from said definition. The Parties acknowledge that 100% of Labcofarms Laboratorios S.A.S. is owned by Flora Lab S.A.S. and 100% of Labcofarms Laboratorios S.A.S. will be acquired by the Purchaser at the closing of the Transaction upon acquiring Flora Lab S.A.S.

2. Section 2.4 of the Agreement is hereby deleted in its entirety.

3. Section 3 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3. CLOSING.

The closing of the Transaction shall take place at 10:00 a.m. local time on July 12, 2023 (the “Closing Date”).”

4. Section 4 of the Agreement is hereby deleted in its entirety and replaced by the following:

“4. TRANSACTIONS AT CLOSING.

4.1. On the Closing Date, (a) Purchaser shall deliver to a bank account designated by Seller by wire transfer of immediately available funds, the Purchase Price and (b) upon receipt by Seller of the Purchase Price, Seller shall deliver via email to the Purchaser the following (collectively, the “Seller Deliverables”)

(i)

Shareholders meetings Minutes of the Companies whereby Shareholder General Assembly approves the sale of the Transferred Shares to Purchaser and/or waives the preemptive right established in Company’s bylaws. Regarding Kasa Wholefoods Company S.A.S. and Cosechemos Ya S.A.S., the waiver of preemptive rights shall be deemed satisfied if a quorum is present at a meeting convened for such purpose and approved by the required vote of the shareholders, even if one or more minority shareholders do not attend the meeting or approve the Transfer of the Transferred Shares.

(ii)	Certificate of shares issued by the Companies and Labcofarm Laboratorios S.A.S. and held by Seller and Flora Lab S.A.S., respectively, prior closing.

(iii)	Certificate of shares issued in favor of Purchaser for all Companies.

(iv)

The Shareholder General Assembly Minutes Ledger and the Shareholders Ledger for the Companies and Labcofarm Laboratorios S.A.S. The Shareholders Ledger of each of the Companies, excluding Labcofarm Laboratorios S.A.S., shall be updated with registration of the name of the Purchaser on said Ledgers.

(v)	The Board of Directors Ledger of Cosechemos Ya S.A.S. and Flora Lab S.A.S.

(vi)	Delivery of the letters of resignation of the legal representatives of the Companies, Labcofarm Laboratorios S.A.S. and the Branches.

(vii)	Delivery of the letters of resignation of the Board of Directors members of Cosechemos Ya S.A.S. and Flora Lab S.A.S.

(viii)	Copy of the resolution adopted by its board of directors for consummating the Transaction.

4.2 Within the 2 business days after the Closing Date has occurred, the Seller or the person appointed specially for this purpose by the Seller shall deliver physically to the Purchaser the Seller Deliverables to the physical address set forth in Section 11.7(b).”

5. The Parties expressly acknowledge and agree that except as specifically set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect.

6. This Amendment may be executed by email via scanned PDF and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement.

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IN WITNESS WHEREOF, the Parties hereto have knowingly and voluntarily executed this Amendment on July 7, 2023.

FLORA GROWTH CORP.

By:	/s/ Clifford Starke

Name: Clifford Starke

Title: Chief Executive Officer

LISAN FARMA COLOMBIA LLC

By:	/s/ Rafael Santamaria

Name: Rafael Santamaria

Title: Authorized Person

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